Exhibit 99.1

SPX Announces Agreement to Sell SPX Transformer Solutions to GE-Prolec Transformers

Transaction Expected to Close in the Second Half of 2021;

Updating Full-Year 2021 Guidance for Transaction;

Management to Host Call at 8:30 am ET Today

CHARLOTTE, N.C., June 9, 2021 /Globe Newswire/ — SPX Corporation (“SPX”) announced today that it has entered into a binding agreement to sell 100% of the issued and outstanding stock of its wholly-owned subsidiary, SPX Transformer Solutions, Inc., to GE-Prolec Transformers, Inc. (together with its affiliates, “Prolec GE”), a subsidiary of a joint venture between GE (NYSE: GE) and Xignux S.A. de C.V. for a cash purchase price of $645 million. SPX anticipates that after taxes on a gain from the sale, net proceeds will be approximately $540 million. The purchase price is subject to customary net working capital and similar adjustments at closing. The transaction is anticipated to close during the second half of 2021, subject to the satisfaction of typical closing conditions, including antitrust regulatory review. SPX Corporation was represented by J.P. Morgan Securities LLC as exclusive financial adviser, and by K&L Gates LLP as legal adviser.

Gene Lowe, President & CEO of SPX commented “I am very proud of the accomplishments of the SPX Transformer Solutions team which has substantially increased the operational performance of the business and continued to drive improvements to deliver value for customers. As a key provider of high-quality, sustainable solutions for the delivery of electrical energy, Prolec GE is an excellent fit to lead the next phase of growth and value for SPX Transformer Solutions’ customers and employees alike.”

Mr. Lowe continued “This transaction is a significant step in SPX’s value creation journey that further focuses our strategy on growth in our HVAC and Detection & Measurement segments. By concentrating our capital and management resources on these technology-focused, high margin, niche platforms, SPX can further accelerate our strategic initiatives to drive significant value for shareholders, and create additional opportunities for employees and customers.”

Ricardo Suarez, CEO of Prolec GE commented “I am very excited about the opportunities this transaction creates for all of our stakeholders. Prolec GE’s vision is to be recognized as the most reliable and strategic partner to our customers for innovative and sustainable energy solutions. The combined entity will remain a strong partner to its customers and will be better suited to continue delivering quality products and supporting the evolution of the grid in the US and the rest of the Americas. We look forward to welcoming the SPX Transformer Solutions team to the Prolec GE family.”

2021 Guidance Update:

SPX is updating its 2021 guidance for the anticipated sale of SPX Transformer Solutions. SPX now anticipates completion of the transaction to occur in the second half of 2021 and, as such, expects to account for the results of SPX Transformer Solutions as discontinued operations when it reports second quarter 2021 results in early August 2021. SPX plans to update its segment reporting structure to eliminate the Engineered Solutions segment, and to report the results of its Process Cooling business within its HVAC segment.

SPX now anticipates Adjusted earnings per share* for the full-year 2021 in a range of $2.17 to $2.37 compared with prior guidance of $3.06 to $3.26. SPX anticipates adjusted revenue* of approximately $1.25 billion, compared with prior guidance of $1.7 billion, and adjusted operating income margin* of approximately 11-12%, consistent with prior guidance.

Segment and consolidated performance, on a year-over-year basis, is expected to be as follows (changes underlined):

	Adjusted Revenue*	Adjusted Segment Income Margin %*
HVAC	$770-780 million (including Process Cooling) (vs. prior “Growth of mid-to-high single digits %” over 2020 level of ~$591 million” – which did not include Process Cooling).	Approximately 14.5% (vs. prior “modest increase” from 2020 level of ~16.4%.
Detection & Measurement	~$460-470 million (Unchanged - vs. prior “Growth of high teens-to-low 20s % including 2020 and 2021 acquisitions impact”)	Approximately 20.5% (Unchanged – vs. prior “modest decrease” from 2020 level of 20.9%)
SPX Consolidated	Approximately $1.25 billion (vs. prior ~$1.6 billion)	Approximately 17% (vs. prior “modest increase” from 2020 level of ~15.3%)

Conference Call: SPX management plans to host a conference call today at 8:30 a.m. (EDT) to discuss details of this transaction and the implications for SPX’s future strategy, including an update to 2021 full-year guidance and longer-term targets. The call will be simultaneously webcast via SPX’s website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call

Dial in: 877-341-7727

From outside the United States: +1 262-558-6098

Participant code: 5640048

A replay of the call will be available by telephone through June, 15 2021.

To listen to a replay of the call

Dial in: 855-859-2056

From outside the United States: +1 404-537-3406

Participant code: 5640048

About SPX Corporation:  SPX Corporation is a supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Corporation had more than 4,500 employees in 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit. References in this press release to “we” and “our,” other than in Mr. Suarez’s comments, are to SPX Corporation.

About Prolec GE: Prolec GE designs, manufactures, and sells products and solutions for the generation, transmission, and distribution of electrical energy. With more than 50 years’ experience in the industry, Prolec GE is an important player in the Mexican market and a key participant in the rest of the Americas with business units in Mexico, United States, and Brazil. It has an installed base in more than 35 countries and employs more than 6,800 people. www.prolec.energy

* Non-GAAP financial measure. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in SPX’s press release dated May 6, 2021 which reported its results for the quarter ended April 3, 2021, other than the treatment of SPX Transformer Solutions, Inc. as a discontinued operation. These items include, but are not limited to, acquisition costs, costs associated with dispositions, the results of our South African operations, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the nearest corresponding GAAP financial measures is not practicable. Full-year guidance excludes impacts from future acquisitions, dispositions (other than the disposition of SPX Transformer Solutions, Inc.) and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the first quarter, the impact of foreign exchange rate changes subsequent to the end of the first quarter, impacts from further spread of COVID-19, and asbestos liability, environmental and litigation charges. Management of SPX believes it is useful to provide investors with these metrics, which it uses to measure the overall performance of our continuing businesses. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Forward-looking Statements. Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In addition to our updated 2021 financial guidance, the words “believe,” “expect,” “anticipate,” “project” and similar expressions identify our other forward-looking statements. Please read these forward-looking statements in conjunction with our documents filed with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: the impact of the COVID-19 pandemic and governmental and other actions taken in response; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to asbestos, environmental and other contingent liabilities; cyclical changes and specific industry events in our markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and our ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to our digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; domestic economic, political, legal, accounting and business developments adversely affecting our business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to our ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions (including the disposition of SPX Transformer Solutions, Inc.), including uncertainties with respect to obtaining (and the timing of) necessary regulatory approvals; uncertainties with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. Although SPX believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements except as may be required by law.

Investor and Media Contacts:

Paul Clegg, VP, Investor Relations and Communications

Phone:  980-474-3806

E-mail: spx.investor@spx.com

Nick Illuminati, Manager, Investor Relations

Phone: 980-474-3806

E-mail: spx.investor@spx.com

Source: SPX Corporation